UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

FIRST STATE BANCORPORATION

(Exact name of registrant as specified in its charter)

NEW MEXICO	001-12487	85-0366665
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7900 JEFFERSON, N.E., ALBUQUERQUE, NEW MEXICO		87109
(Address of principal executive offices)		(Zip Code)

(505) 241-7500

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

First State Bancorporation (the “Company”) held its Annual Meeting of Shareholders on June 4, 2010. At the meeting, shareholders of the Company voted upon the following proposals:

a) A proposal to elect six directors to the Board of Directors of the Company for one-year terms expiring at the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

b) A proposal to ratify the Board of Directors selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

On the record date for the 2010 Annual Meeting, there were 20,813,357 shares issued, outstanding and entitled to vote. Shareholders holding 16,705,181 were present at the meeting, in person or represented by proxy.

At the 2010 Annual Meeting, the Company’s shareholders elected each of the individuals nominated to serve as directors of the Company until the 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified. The voting for election of directors was as follows:

	Voted For	Votes Withheld	Broker Non-Votes
Kathleen L. Avila	5,389,012	411,775	10,904,394
H. Patrick Dee	5,291,428	509,359	10,904,394
Leonard J. DeLayo, Jr.	4,176,643	1,624,144	10,904,394
Lowell A. Hare	5,300,620	500,167	10,904,394
Nedra J. Matteucci	5,270,032	530,755	10,904,394
A.J. (Jim Wells)	5,291,845	508,942	10,904,394

At the 2010 Annual Meeting, the shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, with 16,200,762 shares voted for ratification, 374,464 shares voted against ratification and 129,955 shares abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION

Date: June 8, 2010	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer